     As filed with the Securities and Exchange Commission on May 26, 1999
                                                          Registration No.  333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                 _____________
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 _____________
                                  PSINet Inc.
            (Exact name of registrant as specified in its charter)

           New York                              4813                       16-1353600
(State or other jurisdiction of       (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)         Classification Code Number)      Identification No.)

                510 Huntmar Park Drive, Herndon, Virginia 20170
                                (703) 904-4100
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            David N.  Kunkel, Esq.
                 Executive Vice President and General Counsel
                                  PSINet Inc.
                510 Huntmar Park Drive, Herndon, Virginia 20170
         Telephone No.:  (703) 904-4100/Facsimile No.:  (703) 904-9527
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                                 _____________
                                  Copies To:
                      Nixon, Hargrave, Devans & Doyle LLP
                 437 Madison Avenue, New York, New York  10022
                  Attention:  Richard F.  Langan, Jr.,  Esq.
         Telephone No.:  (212) 940-3140/Facsimile No.:  (212) 940-3111
                                 _____________
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _____________________.

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______________________.


------------------------------------------------------------------------------------------------------------------
                                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
                                                  Proposed Maximum    Proposed Maximum
    Title of Each Class of        Amount to be     Offering Price    Aggregate Offering   Amount of  Registration
 Securities to be Registered       Registered     Per Unit (1) (2)      Price (1) (2)               Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01    6,862,000 shares         $43.71875           $299,998,063          $83,400
 per share
------------------------------------------------------------------------------------------------------------------

 (1) Based on the average of the closing bid and asked price of $43.71875 per share of Common Stock at close of business on May 25, 1999.

 (2) Estimated solely for purposes of calculating the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the high and low value prices of the Registrant's Common Stock on the Nasdaq National Market on May 25, 1999.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED MAY 26, 1999

                                   Prospectus


                                  PSINet Inc.

                        6,862,000 Shares of Common Stock

                  ____________________________________________

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THESE SECURITIES IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PSINet:

 .  We are a leading independent global provider of      .  The stock will be issued at such prices and on such
   Internet solutions to businesses.                       terms as we determine at the time of issuance by
                                                           negotiation with the owners or officers of the
 .  PSINet Inc.                                             companies to be acquired.
   510 Hutmar Park Drive
   Herndon, Virginia 20170                              .  We expect that the stock issued in acquisitions will
   (703) 904-4100                                          be valued at prices reasonably related to the market
                                                           price of our common stock at the time of the
The Offer:                                                 acquisition. We have not fixed a period of time within
                                                           which the stock may be offered or sold.
 .  We may offer and issue, from time to time, up
   to 6,862,000 shares of our common stock, par value   .  Our common stock trades on The Nasdaq Stock
   $0.01 per share, in connection with acquisitions        Market's National Market under the symbol "PSIX."
   of other businesses or assets.                          On May 25, 1999, the last reported sale price for
                                                           our common stock was $43.71875
 .  We anticipate that any acquisition will consist
   principally of acquisitions of businesses and        .  We will pay all of the expenses of this offering.
   assets. The consideration for such acquisitions         There will not be any underwriting discounts or
   may consist of our shares of common stock, cash,        commissions in connection with the issuance of stock
   assumption of liabilities or any combination            in business acquisitions.
   thereof.

                  ____________________________________________

     Investment in the common stock involves risk. See "Risk Factors" incorporated in this prospectus by reference or contained in a supplement to this prospectus.

     This prospectus may be used by persons who receive shares of common stock in connection with acquisitions and who wish to resell the shares. We have not authorized any person to use this prospectus in connection with resales of shares without our prior written consent.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  ____________________________________________

                               ________ __,  1999

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

PROSPECTUS SUMMARY.......................................................   3
SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS............................   4
USE OF PROCEEDS..........................................................   5
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY..........................   5
DESCRIPTION OF CAPITAL STOCK.............................................   6
DESCRIPTION OF INDEBTEDNESS..............................................  11
LEGAL MATTERS............................................................  15
EXPERTS..................................................................  15
DOCUMENTS INCORPORATED BY REFERENCE......................................  15
ABOUT THIS PROSPECTUS....................................................  16
WHERE YOU CAN FIND MORE INFORMATION......................................  17

                               PROSPECTUS SUMMARY

     This summary highlights some information from this prospectus. Because this is a summary, it may not contain all of the information that may be important to you. You should read the entire prospectus, including the Risk Factors and the financial statements before making an investment decision.

     We are a leading global provider of Internet solutions to businesses. We provide Internet connectivity and Web hosting services to customers in 90 of the 100 largest metropolitan statistical areas in the U.S. and in 14 of the 20 largest global telecommunications markets. In addition to these services, we also offer a suite of value-added products and services that are designed to enable our customers to maximize utilization of the Internet to more efficiently communicate with their customers, suppliers, business partners and remote office locations. We conduct our business through operations organized into five geographic operating segments--the U.S., Canada, Latin America, Europe and
Asia. Our services and products include access services that offer dedicated, dial-up, wireless and digital subscriber line or xDSL connections, Web hosting services, intranets, virtual private networks or VPNs, electronic commerce or e-commerce, voice-over-IP, e-mail and managed security services. We also provide wholesale and private label network connectivity and related services to other Internet service providers, known as ISPs, and telecommunications carriers to further utilize our network capacity.

     We operate one of the largest global commercial data communications networks. Our Internet-optimized network has a footprint that extends around the globe and is connected to approximately 525 sites, called points of presence or POPs, situated throughout the U.S., Canada, Latin America, Europe and Asia that enable our customers to connect to the Internet. Our network reach allows our customers' employees to access their corporate network and systems resources through local calls in over 150 countries. Our network architecture consists of high capacity frame relay switches and routing and is compatible with all of the most widely deployed transmission technologies. We further expand the reach of our network by connecting with other large ISPs at 137 points through 67 contractual arrangements, called peering agreements, that permit the exchange of information between our network and the networks of our peering partners. We have recently opened three global Internet hosting facilities in the U.S., Switzerland and Canada containing a total of approximately 25,000 square feet and are currently constructing additional data center capacity in London and New York containing a total of approximately 61,000 square feet. We have two network operating centers that monitor and manage network traffic 24-hours per day, seven-days per week.

     Our mission is to build a premier Internet protocol-based communications company. We have grown by using multiple sales channels, including direct sales and resellers, and by acquiring other ISPs and related businesses in key markets. We have increased revenues by providing services and products that enhance our customers' business processes by helping them to effectively use the Internet and related tools. We served, as of March 31, 1999, approximately 59,700 business accounts, including 196 ISPs.

     Pursuant to this prospectus, we may offer and issue, from time to time, up to 6,862,000 shares of our common stock, par value $0.01 per share, in connection with acquisitions of other businesses or assets.

                             --------------------

     We are a New York corporation and our principal executive offices are located at 510 Huntmar Park Drive, Herndon, Virginia 20170. Our telephone number is (703) 904-4100.

     Additional information concerning us is incorporated by reference in this prospectus. See "Documents Incorporated by Reference" and "Where You Can Find More Information."

                 SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

     Some of the information contained in this prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may, "will," "should," or "anticipates" or similar words, or by discussions of strategy that involve risks and uncertainties. These statements may discuss our future expectations or contain projections of our results of operations or financial condition or expected benefits to us resulting from acquisitions or transactions. We cannot assure that the future results indicated, whether expressed or implied, will be achieved. The risk factors incorporated by reference into this prospectus or contained in a prospectus supplement and other factors noted throughout this prospectus, including risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

                                USE OF PROCEEDS

     This prospectus relates to shares of common stock which may be offered by PSINet from time to time in connection with acquisitions of other businesses or assets. Other than the businesses or assets acquired, there will be no proceeds to PSINet from these offers.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

     Our common stock has traded on The Nasdaq Stock Market's National Market under the symbol "PSIX" since our initial public offering in May 1995. The following table sets forth the high and low bid prices for our common stock for the periods indicated as reported by the Nasdaq National Market. On May 25, 1999, the last reported sale price of our common stock on the Nasdaq National Market was $43 7/8 per share.

                                                      Price Range of
                                                       Common Stock
                                              -----------------------------
                                                 High                Low
                                              ---------           ---------
Year Ended December 31, 1997:
   First Quarter...........................   $ 13 3/8            $  6 3/4
   Second Quarter..........................      9 1/4               5 1/2
   Third Quarter...........................      9 3/4               7 3/8
   Fourth Quarter..........................      9 1/2               4 1/4

Year Ended December 31, 1998:
   First Quarter...........................   $ 17 5/16           $  4 15/16
   Second Quarter..........................     15 3/16             10
   Third Quarter...........................     21 13/16            10 1/8
   Fourth Quarter..........................     24 15/16             8 3/8

Year Ending December 31, 1999:
   First Quarter...........................   $ 45 15/16          $ 21
   Second Quarter (through May 25, 1999)...     73                  41 3/8


     As of May 24, 1999, there were 752 shareholders of record of our common stock.

     We have never declared or paid any cash dividends on our common stock. We currently intend to retain all of our earnings, if any, for use in our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. In addition, under the terms of our existing credit facilities, the payment of cash dividends is prohibited without the lender's consent, and under the terms of our debt securities, the payment of cash dividends is subject to limitations.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 250,000,000 shares of common stock, par value $.01 per share, and 30,000,000 shares of preferred stock, par value $.01 per share.

     The following summary of our capital stock and provisions of our Certificate of Incorporation, Amended and Restated By-laws, and Shareholders Rights Plan does not purport to be complete and is qualified in its entirety by reference to the provisions of our Certificate of Incorporation, Amended and Restated By-laws, and Shareholders Rights Plan. Copies of our Certificate of Incorporation, Amended and Restated By-laws, and Shareholders Rights Plan have been filed with the Securities and Commission. See "Where You Can Find More Information."

Common Stock

     At May 24, 1999, approximately 64,592,773 shares of common stock were outstanding. In addition, a total of approximately 11,336,981 shares of common stock were reserved for issuance in connection with outstanding stock options, 50,000 shares were reserved for issuance in connection with outstanding warrants to purchase common stock and a total of 4,201,050 additional shares were reserved for issuance under our Executive Stock Option Plan, Executive Stock Incentive Plan, Director's Stock Incentive Plan and Strategic Stock Incentive Plan.

     Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors and, as a consequence, minority shareholders will not be able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of preferred stock issued in the future, holders of common stock are entitled to receive ratably such dividends as may be declared from time to time by our Board of Directors out of funds legally available for payment. In the event of a liquidation, dissolution or winding up of PSINet, holders of our common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All shares of our common stock to be outstanding upon completion of this offering will by fully paid and non-assessable, subject to Section 630 of the New York Business Corporation Law.

     Under Section 630 of the New York Business Corporation Law, the ten largest shareholders of PSINet may become personally liable for unpaid wages and debts to our employees if our capital stock ceases to be listed on a national or an affiliated securities association.

     Our common stock is traded on The Nasdaq Stock Market under the symbol "PSIX."

Preferred Stock

     Our Board of Directors has the authority to issue up to 30,000,000 shares of our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of such series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by shareholders. As of the date of this prospectus, 1,000,000 shares of our preferred stock were designated as Series A Junior Participating Preferred Stock, $.01 per value per share, in connection with our Shareholder Rights Plan, no shares of which have been issued and 9,200,000 shares of our preferred stock were designated as 6 3/4% Series C cumulative convertible preferred stock, all of which are issued and outstanding. Our Board of Directors may designate and authorize the issuance of new series of our preferred stock with voting and other rights that could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation and could have the effect of delaying, deferring or preventing a change in control of PSINet.

     In November 1997, we issued 600,000 shares of our Series B 8% convertible preferred stock in a private placement for approximately $30.0 million. During the first quarter of 1999, all outstanding shares of the Series B preferred stock, which accrued dividends at an annual rate of 8%, were converted into an aggregate of 3,000,000 shares of our common stock. As a result of this conversion, we are no longer required to pay the 8% annual dividends under the terms of the Series B preferred stock. Effective upon this conversion, the formerly outstanding shares of Series B preferred stock have resumed the status of authorized and unissued shares of our preferred stock undesignated as to series, and are available for future issuance as described in the immediately preceding paragraph.

     Our 6 3/4% Series C cumulative convertible preferred was issued in May 1999. Simultaneously with the issuance of the Series C preferred stock, the purchasers of the convertible preferred stock deposited funds into an account called the Deposit Account, from which quarterly cash payments of $0.84375 per share will be made or which may be used to purchase shares of common stock from us at 95% of the then current market price of our common stock for delivery to holders of the Series C preferred stock in lieu of cash payments. The funds placed in the Deposit Account by the purchasers of the Series C preferred stock will, together with the earnings on those funds, be sufficient to make payments, in cash or stock, through May 15, 2002. After such date, dividends will begin to accrue on the Series C preferred stock, although they may begin to accrue at an earlier time if the Deposit Account is terminated. On and after August 15, 2002 (or earlier, if the Deposit Account is terminated), holders of the Series C preferred stock will be entitled to quarterly dividends when, as and if declared by our Board of Directors, which will be payable in cash or, at our option, shares of our common stock at 95% of the then current market price of our common stock, or a combination thereof (subject to applicable law).

     Each share of the Series C preferred stock will be convertible at any time at the option of the holders into 0.8017 share of our common stock, equal to an initial conversion price of $62.3675 per share, subject to adjustment. The shares of Series C preferred stock will be entitled to a liquidation preference equal to $50 per share.

     We may redeem the Series C preferred stock at a redemption premium of 101.929% of the liquidation preference (plus accumulated and unpaid dividends, if any) on or after November 15, 2000 but prior to May 15, 2002, if the trading price for the Series C preferred stock equals or exceeds $124.74 per share for a specified trading period. Additional payments will also be made from the Deposit Account or by us to the holders of the Series C preferred stock if we redeem Series C preferred stock under the foregoing circumstances. Except in the foregoing circumstances, we may not redeem the Series C preferred stock prior to May 15, 2002. Beginning on May 15, 2002, we may redeem shares of convertible preferred stock at an initial redemption premium of 103.857% of the liquidation preference, declining to 100.00% on May 15, 2006 and thereafter, plus in each case all accumulated and unpaid dividends to the redemption date. We may effect any redemption, in whole or in part, at our option, in cash by delivery of fully paid and nonassessable shares of our common stock or a combination thereof (subject to applicable law), by delivering notice to the holders of the Series C preferred stock.

     Holders of Series C preferred stock will have no voting rights except (1) as required by law, (2) if dividends payable on the Series C preferred stock are in arrears for six quarterly periods, the holders of Series C preferred stock voting separately as a class with shares of any other preferred stock or preference securities having similar voting rights will be entitled to elect two directors to our Board of Directors, and (3) the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Series C preferred stock will be required to permit us to issue any class of series of stock, or security convertible into stock or evidencing a right to purchase any shares of any class or series of stock ranking senior to the Series C preferred stock as to dividends, liquidation rights or voting rights, and for amendments to our charter that would adversely affect the rights of holders of Series C preferred stock.

     In the event of a change of control of PSINet (as defined in the charter amendment designating the convertible preferred stock), holders of Series C preferred stock will, if the market value of our common stock at such time is less than the conversion price for the Series C preferred stock, have a one time option to convert all of their outstanding shares of Series C preferred stock into shares of our common stock at an adjusted conversion price equal to the greater of (1) the market value of our common stock as of the date of the change in control and (2) $38.73. In lieu of issuing shares of common stock issuable upon conversion in the event of a change of control, we may, at our option, make a cash payment equal to the market value of the common stock otherwise issuable.

Registration Rights

     In connection with our acquisitions of InterCon Systems Corporation in June 1995 and Software Ventures Corporation in July 1995, we granted registration rights with respect to an aggregate of approximately 1,683,819 shares of our common stock and options to purchase 543,347 shares of our common stock issued to former InterCon and Software Ventures shareholders. All such shares of common stock and other securities are called the "registrable shares". Pursuant to registration rights agreements between us and the former shareholders of InterCon and Software Ventures, respectively, the original holders of registrable shares or their permitted transferees are entitled to registration rights with respect to their registrable shares. If, prior to May 8, 2000, we propose to register any of our securities under the Securities Act of 1933, the holders of registrable shares will be entitled to notice thereof and, subject to restrictions, to include their registrable shares in such registration. Furthermore, one or more holders of registrable shares may require us on up to five occasions prior to September 30, 2006 to register their shares on Form S-3, subject to specified conditions and limitations and provided that such holders are not permitted to require such registration more frequently than once every six months. The former InterCon shareholders are entitled to three demand registrations and one Form S-3 registration; and some of the former Software Ventures shareholders are entitled to a single demand registration and a single Form S-3 registration, subject to specified conditions and limitations and provided that any demand must be at an aggregate offering price to the public of at least $1.0 million and no demand may be made within six months of a prior demand. The right of holders of registrable shares to include their shares in an underwritten registration is subject to the right of the underwriters to limit the number of shares included in the offering. Subject to limitations, we are required to bear all registration, legal (for no more than one independent legal counsel for all selling holders of registrable shares) and other expenses in connection with these registrations, other than underwriting discounts and commissions, and must provide appropriate indemnification. These registration rights rank ratably.

     In connection with the private placement of our Series B preferred stock, we granted registration rights to the holders of our Series B preferred stock with respect to 600,000 shares of Series B preferred stock, which were recently converted into an aggregate of 3,000,000 shares of our common stock. These registration rights rank ratably with and are substantially similar to those described in the immediately preceding paragraph, except that we were required to file a registration statement on Form S-3 with respect to the shares of common stock issuable upon conversion of the Series B Preferred Stock pursuant to demand registration rights exercised by the holders of the Series B Preferred Stock, which registration statement was declared effective by the Securities and Exchange Commission on April 24, 1998, and at any time prior to November 17, 2000 when that registration statement is not effective, the former holders of Series B Preferred Stock may be entitled to notice and piggyback registration rights, which are not subject to an underwriter's cutback.

     In connection with the transactions contemplated by the IRU Purchase Agreement between us and IXC, we granted registration rights to IXC with respect to 10,165,779 shares of our common stock issued to IXC. These registration rights rank ratably with and are substantially similar to those described in the immediately preceding two paragraphs except that IXC is entitled to notice and piggyback registration rights at any time, IXC may make up to three separate demands to have us file a registration statement under the Securities Act of 1933 with respect to an underwritten public offering, and IXC is entitled to one demand registration on Form S-3 every six months.

New York Anti-Takeover Law, Certain Charter and By-law Provisions and Other Anti-takeover Considerations

     As a New York corporation, we are subject to the provisions of Section 912 of the New York Business Corporation Law and will continue to be so subject if and for so long as we have a class of securities registered under Section 12 of the Securities Exchange Act of 1934, at least 25% of our total employees are employed primarily within New York or at least 250 employees are so employed and at least 10% of our voting stock is owned beneficially by residents of the State of New York. Section 912 provides, with certain exceptions, which include, among others, transactions with shareholders who became interested prior to the effective date of an amendment to the New York corporation's certificate of incorporation providing that the corporation would be subject to Section 912 if such corporation did not then have a class of stock registered pursuant to
Section 12 of the Exchange Act, that a New York corporation may not engage in a "business combination" (e.g., merger, consolidation, recapitalization or disposition of stock) with any "interested shareholder" for a period of five years from the date that such person first became an interested shareholder unless:

          (1) the transaction resulting in a person becoming an interested shareholder, or the business combination, was approved by the board of directors of the corporation prior to that person becoming an interested shareholder;

          (2) the business combination is approved by the holders of a majority of the outstanding voting stock not beneficially owned by such interested shareholder; or

          (3) the business combination meets certain valuation requirements for the stock of the New York corporation.

An "interested shareholder" is defined as any person that:

     (a) is the beneficial owner of 20% or more of the outstanding voting stock of a New York corporation; or

     (b) is an affiliate or associate of the corporation that at any time during the prior five years was the beneficial owner, directly or indirectly, of 20% or more of the then outstanding voting stock.

These provisions are likely to impose greater restrictions on an unaffiliated shareholder than on the existing shareholders who will continue to own a majority of our outstanding common stock after this offering.

     Our Certificate of Incorporation and Amended and Restated By-laws contain provisions intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and of the policies formulated by the Board which may discourage a future unsolicited takeover of PSINet. These provisions could have the effect of discouraging some attempts to acquire PSINet or remove incumbent management, including incumbent members of our Board of Directors, even if some or a majority of our shareholders deemed such an attempt to be in their best interests.

     Our Certificate of Incorporation or Amended and Restated By-laws, as applicable, among other things:

          (1) provide that the number of directors will be not fewer than three nor more than nine, with the exact number of directors to be determined from time to time by resolution adopted by a majority of our Board of Directors;

          (2) provide for a classified Board of Directors consisting of two classes of directors having staggered terms of two years each, with each of the classes required to consist of at least three directors;

          (3) subject to any rights of holders of our preferred stock which may be granted by our Board of Directors in the future and except as otherwise provided by Section 706(d) of the New York Business Corporation Law, provide that directors may be removed only for cause;

          (4) subject to any rights of holders of our preferred stock which may be granted by our Board of Directors in the future, permit vacancies on the Board of Directors that may occur between annual meetings and any newly created seats to be filled only by the Board of Directors and not by the shareholders;

          (5) limit the right of shareholders to call special meetings of shareholders;

          (6) prohibit shareholders from proposing amendments to our Certificate of Incorporation;

          (7) require any shareholder who wished to bring any proposal before a meeting of our shareholders or to nominate a person to serve as a director to give written notice thereof and certain related information at least 60 days prior to the date one year from the date of our immediately preceding annual meeting, if such proposal or nomination is to be submitted at an annual meeting, and within ten days of the giving of notice to our shareholders, if such proposal or nomination is to be submitted at a special meeting;

          (8) require the affirmative vote of at least two-thirds of our capital stock entitled to vote to amend certain provisions of our Certificate of Incorporation and to amend our Amended and Restated By-laws; and

          (9) provide that our Board of Directors, without action by our shareholders, may issue and fix the rights and preferences of shares of our preferred stock.

These provisions may have the effect of delaying, deferring or preventing a change of control of PSINet without further action by our shareholders, may discourage bids for our common stock at a premium over the market price of our common stock and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.

Shareholder Rights Plan

     Each outstanding share of our common stock has attached to it a preferred stock purchase right (a "right"). The rights also attach to most future issuances of common stock. Subject to exceptions, each right will entitle the registered holder to buy one one-thousandth of a share of our Series A preferred stock at an exercise price of $75 per right.

     Subject to exceptions, the right will become exercisable upon the occurrence of the earlier of:

        . an announcement that a person or group of affiliated or associated persons (each, an "acquiring person") has acquired beneficial ownership of 20.50% or more of our outstanding common stock (other than persons who acquire ownership pursuant to a tender offer or exchange offer which is for all outstanding shares of our common stock, or persons who acquire ownership directly from us, William L. Schrader, our Chairman and Chief Executive Officer, or his or our affiliates so long as such persons beneficially own less than 50% of our outstanding common stock); or

        . an announcement or commencement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20.50% or more of the outstanding shares of our common stock (the earlier of such dates being called the "distribution date").

In such event, each holder of a right, other than rights beneficially owned by the acquiring person, will thereafter have the right, subject to exceptions, to receive upon exercise thereof a number of shares (or portions of shares) of Series A preferred stock or, at the discretion of our Board of Directors, a number of additional shares of common stock as set forth in the Rights Plan.
The acquisition of shares of our common stock by IXC or its controlled affiliates pursuant to the IRU purchase agreement between IXC and us, however, will not render it an acquiring person. In addition, Ralph J. Swett, the former Chairman of IXC, will not become an acquiring person solely by reason of the issuance or exercise of options, if any, granted to him in his capacity as a director of PSINet.

     All rights expire on June 5, 2006, unless the rights are earlier redeemed or exchanged by us or expire earlier upon the consummation of certain transactions. Shares of our Series A preferred stock purchasable upon exercise of the rights will not be redeemable. Each share of Series A preferred stock will be entitled, when, as and if declared, to an aggregate dividend of 1,000 times the dividend declared per share of our common stock. No dividend may be declared on the common stock without the concurrent declaration of a dividend on the Series A preferred stock. In the event of liquidation, holders of the Series A preferred stock will be entitled to a minimum preferential liquidation payment of $1,000 per share, plus any accrued but unpaid dividends, but will be entitled to an aggregate payment of 1,000 times the payment made per share of common stock; thereafter, holders of the Series A preferred stock and the holders of common stock will share pari passu per share in any of our remaining assets. Each share of our Series A preferred stock will have 1,000 votes, voting together with our common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, each share of Series A preferred stock will be entitled to receive 1,000 times the amount received per share of common stock.

     In the event that any person or group of affiliated or associated persons becomes an acquiring person, each holder of a right, other than rights beneficially owned by the acquiring person which will thereupon become void, will thereafter have the right (the "flip-in right") to receive, upon exercise of a right at the then current exercise price of the right, that number of one one-thousandths of a share of Series A preferred stock or, in the discretion of our

Board of Directors, that number of shares of common stock or, in certain circumstances, other of our securities, having a market value of two times the exercise price of the right. The flip-in right provisions do not apply to a merger or other business combination with a person who has acquired shares of our common stock pursuant to certain transactions approved by our Board of Directors (each, a "permitted offer").

     In the event that, after a person or group has become an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold or transferred, except pursuant to a permitted offer, proper provision will be made so that each holder of a right, other than rights beneficially owned by an acquiring person which will have become void, will thereafter have the right (the "flip-over right") to receive, upon the exercise thereof at the then current exercise price of the right, that number of shares of common stock of the person with which we have engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the exercise price of the right. The holder of a right will continue to have the flip-over right whether or not such holder exercises or surrenders the flip-in right.

     At any time prior to the earlier to occur of a person becoming an acquiring person or the expiration of the rights, and under other specified circumstances, we may redeem the rights at a redemption price of $.01 per right. We may, at our option, pay the redemption price in shares of our common stock. After the date that a person becomes an acquiring person, we may redeem the then outstanding rights, at the redemption price, provided that such redemption is in connection with a merger or other business combination transaction or series of transactions involving us in which all holders of shares of common stock are treated alike.

     The rights have anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on the rights being redeemed, a substantial number of rights being acquired, or the offer being deemed a permitted offer under the Rights Plan. However, the rights should not interfere with any merger or other business combination in connection with a permitted offer or that is approved by us because the rights are redeemable under specified circumstances.

Transfer Agent and Registrar

     First Chicago Trust Company of New York is the transfer agent and registrar for our common stock and our Series C preferred stock. Its telephone number for such purposes is (201) 222-4099.

                          DESCRIPTION OF INDEBTEDNESS

     The following summaries of our existing indebtedness do not purport to be complete and are qualified in their entirety by reference to the provisions of the various agreements and indentures related thereto, copies of which have been filed with the Securities and Exchange Commission and to which reference is hereby made. See "Where You Can Find More Information."

Credit Facility

     In September 1998, we entered into a new three-year senior secured revolving credit facility, pursuant to which The Chase Manhattan Bank ("Chase") is acting as administrative agent, to replace our existing bank credit arrangements in the United States. The credit facility is a secured revolving credit facility with borrowing availability thereunder in the maximum principal amount of $110 million.

     Interest.   Borrowings under the credit facility bear interest at our
option, at:

     (a) the London interbank offered rate for deposits in U.S. Dollars for the relevant period multiplied by the statutory reserve rate plus the Applicable Margin ("Eurodollar Rate"), or

     (b) the higher of Chase's prime rate or the Federal Funds effective rate plus 1/2 of 1%, plus the Applicable Margin ("ABR Rate"). The Applicable Margin varies based on the Leverage Ratio, as defined in the credit facility, as of the most recent determination date. Currently, the Applicable Margin is 1.75% for ABR Rate borrowings and 2.75% for Eurodollar Rate borrowings.

     Guarantees and Security.   Our obligations under the credit facility are
guaranteed by each existing and subsequently acquired or organized domestic subsidiary of ours which owns or maintains at least $1,000,000 in assets or generates at least $1,000,000 in annual revenues, and are secured by a lien on substantially all of our assets and the assets of each of our subsidiary guarantors and by a pledge by us and each of our subsidiary guarantors of all capital stock and other equity interests owned by us and such subsidiary guarantors (65% in the case of equity interests in foreign subsidiaries).

     Covenants.   The credit facility contains covenants and provisions that restrict, among other things, our and our subsidiaries' ability to:

          (1) make dividends and distributions on, and redemptions and repurchases of, capital stock and other similar payments;

          (2)  make prepayments, redemptions and repurchases of indebtedness;

          (3)  incur liens and enter into sale-leaseback transactions;

          (4)  make certain loans and investments;

          (5)  incur additional indebtedness and certain contingent obligations;

          (6)  effect certain mergers, acquisitions and asset sales;

          (7)  engage in certain transactions with affiliates;

          (8)  effect certain changes in business conducted by us; and

          (9)  amend and waive certain debt and other agreements.

The credit facility also requires the satisfaction of certain financial covenants, including a minimum annual consolidated revenue test, a minimum debt-to-annualized adjusted revenue ratio, a minimum aggregate balance of nonrestricted cash and available borrowings and a minimum EBITDA test. In addition, the credit facility requires a reduction in the maximum amount of availability and prepayments, if required as a result of such reduction, equal to the net proceeds received from certain asset sales aggregating more than $5 million and from certain casualty events.

     Events of Default.   Events of default under the credit facility include
various events of default customary for such type of agreement, such as failure to pay scheduled payments when due, cross defaults with and cross acceleration to other indebtedness, including the 10% senior notes and the 11 1/2% senior notes, the occurrence of a change in control (as defined in the credit facility) and certain events of bankruptcy, insolvency and reorganization.

10% Senior Notes

     We have outstanding $600.0 million aggregate principal amount of our 10% Senior Notes due 2005. The 10% senior notes are senior unsecured obligations ranking equivalent in right of payment to all our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all our existing and future subordinated indebtedness. The 10% senior notes were issued under an Indenture dated as of April 13, 1998 between us and Wilmington Trust Company, as trustee.

     The 10% senior notes will mature on February 15, 2005. Interest on the 10% senior notes is payable semi-annually on August 15 and February 15 of each year, commencing August 15, 1998. At March 31, 1999, we had deposited in an escrow account restricted cash and short-term investments of $93.8 million to fund, when due, the next three semi-annual interest payments on the 10% senior notes. The 10% senior notes are redeemable at our option, in whole or in part, at any time on or after February 15 of 2002, 2003 and 2004 at 105%, 102.5% and 100% of the principal amount thereof, respectively, in each case, plus accrued and unpaid interest to the date of redemption. In addition, on or prior to February 15, 2001, we may redeem up to 35% of the original aggregate principal amount of the 10% senior notes at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, with the net cash proceeds of certain public equity offerings or the sale of stock to one or more strategic investors, provided that at least 65% of the original aggregate principal amount of the 10% senior notes remains outstanding immediately after such redemption. Upon the occurrence of a "change of control" (as defined in the 10% senior notes indenture), we will be required to make an offer to purchase all of the 10% senior notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. We may not have sufficient funds or the financial resources necessary to satisfy our obligations to repurchase the 10% senior notes upon a change of control. Our credit facility prohibits us from repurchasing any 10% senior notes upon a change of control unless we have paid all amounts outstanding under the credit facility prior thereto.

     The 10% senior notes indenture contains certain financial covenants with which we must comply relating to, among other things, the following matters:

       (1) limitation on our payment of cash dividends, repurchase of capital stock, payment of principal on subordinated indebtedness and making of certain investments, unless after giving effect to each such payment, repurchase or investment, certain operating cash flow coverage tests are met, excluding certain permitted payments and investments;

       (2) limitation on our and our subsidiaries' incurrence of additional indebtedness, unless at the time of such incurrence, our ratio of debt to annualized operating cash flow would be less than or equal to 6.0 to 1.0 prior to April 1, 2001 and less than or equal to 5.5 to 1.0 on or after April 1, 2001, excluding certain permitted incurrences of debt;

       (3) limitation on our and our subsidiaries' incurrence of liens, unless the 10% senior notes are secured equally and ratably with the obligation or liability secured by such lien, excluding certain permitted liens;

       (4) limitation on the ability of any of our subsidiaries to create or otherwise cause to exist any encumbrance or restriction on the payment of dividends or other distributions on its capital stock, payment of indebtedness owed to us or any of our other subsidiaries, making of investments in us or any other of our subsidiaries, or transfer of any properties or assets to us or any of our other subsidiaries, excluding permitted encumbrances and restrictions;

       (5) limitation on certain mergers, consolidations and sales of assets by us or our subsidiaries;

       (6)  limitation on certain transactions with our affiliates;

       (7) limitation on the ability of any or our subsidiaries to guarantee or otherwise become liable with respect to any of our indebtedness unless such subsidiary provides for a guarantee of the 10% senior notes on the same terms as the guarantee of such indebtedness;

       (8) limitation on certain sale and leaseback transactions by us or our subsidiaries;

       (9) limitation on certain issuances and sales of capital stock of our subsidiaries; and

       (10) limitation on the ability of us or our subsidiaries to engage in any business not substantially related to a telecommunications business.

     The events of default under the 10% senior notes indenture include various events of default customary for such type of agreement, including, among others, the failure to pay principal and interest when due on the 10% senior notes, cross-defaults on other indebtedness for borrowed monies in excess of $10 million, which indebtedness would therefore include indebtedness outstanding under the credit facility, certain judgments or orders for payment of money in excess of $10 million, and certain events of bankruptcy, insolvency and reorganization.

11 1/2%  Senior Notes

     We have outstanding $350.0 million aggregate principal amount of our 11 1/2% senior notes due 2008. The 11 1/2% senior notes are our senior unsecured obligations ranking equivalent in right of payment to all our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all our existing and future subordinated indebtedness. The 11 1/2% senior notes were issued under an Indenture dated as of November 3, 1998, as amended, between us and Wilmington Trust Company, as Trustee.

     The 11 1/2% senior notes will mature on November 1, 2008. Interest on the 11 1/2% senior notes is payable semi-annually on May 1 and November 1 of each year, commencing May 1, 1999. The 11 1/2% senior notes are redeemable at our option, in whole or in part, at any time on or after November 1 of 2003, 2004, 2005 and 2006 at 105.70%, 103.833%, 101.917% and 100% of the principal amount thereof, respectively, in each case, plus accrued and unpaid interest to the date of redemption. In addition, on or prior to November 1, 2001, we may redeem up to 35% of the original aggregate principal amount of the 11 1/2% senior notes at a redemption price of 111.5% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, with the net cash proceeds of certain public equity offerings or the sale of stock to one or more strategic investors, provided that at least 65% of the original aggregate principal amount of the 11 1/2% senior notes remains outstanding immediately after such redemption. Upon the occurrence of a change of control (as defined in the 11 1/2% senior notes indenture), we will be required to make an offer to purchase all of the 11 1/2% senior notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. We may not have sufficient funds or the financial resources necessary to satisfy our obligations to repurchase the 11 1/2% senior notes upon a change of control. Our credit facility prohibits us from repurchasing any 11 1/2% senior notes upon a change of control unless we have paid all amounts outstanding under the credit facility prior thereto.

     The 11 1/2% senior notes indenture contains certain financial covenants with which we must comply, which are substantially identical to those contained in the indenture governing our 10% senior notes described above under "--10% Senior Notes."

     The events of default under the 11 1/2% senior notes indenture are substantially identical to those contained in the indenture governing our 10% senior notes described above under "--10% Senior Notes."

                               OFFERED SECURITIES

     We propose to issue and sell the shares of common stock offered hereby in connection with acquisitions of other businesses or assets. We anticipate that any acquisitions will consist principally of acquisitions of Internet and telecommunications-related businesses and assets (including providers of voice, video and data transmission products, services, and systems) or other businesses and assets that have strategic value to our existing businesses. The shares of common stock shall be offered on terms to be determined at the time of sale. Such shares of common stock may be issued in exchange for shares of capital stock, partnership interests or other assets representing an interest, direct or indirect, in other entities, in exchange for assets used in or related to the business of such entities or otherwise pursuant to agreements providing for such acquisitions. The consideration for such acquisitions may consist of shares of common stock, cash, assumption of liabilities or a combination thereof. The terms of such acquisitions and of the issuance of any such shares of common stock in connection therewith will generally be determined by direct negotiations with the owners or officers of the business or assets to be acquired or, in the case of entities which are more widely held, through exchange offers to stockholders or documents soliciting the approval of statutory mergers, consolidations or sales of assets. Underwriting discounts or commissions will generally not be paid by us. However, under certain circumstances, we may issue shares of common stock covered by this prospectus to pay brokers' commissions incurred in connection with acquisitions. For a description of our common stock, see "Description of Capital Stock."

     This prospectus, as amended or supplemented if appropriate, has also been prepared for use by persons who receive shares of our common stock in acquisitions, including shares sold hereunder ("selling stockholders"); provided, however, that no selling stockholder is authorized to use this prospectus to reoffer any such shares without first obtaining our prior written consent. Resales may be made in the manner described in this prospectus, as amended or supplemented, in the manner permitted by Rule 145(d) under the Securities Act or under an exemption from the Securities Act of 1933. Profits realized on resales by selling stockholders under certain circumstances may be regarded as underwriting compensation under the Securities Act of 1933.

     Resales by selling stockholders may be made directly to investors or through a securities firm acting as an underwriter, broker or dealer. When resales are to be made through a securities firm, such securities firm may be engaged to act as the selling stockholder's agent in the sale of the shares by such selling stockholder, or the securities firm may purchase shares from the selling stockholders as principal and thereafter resell such shares from time to time. The fees earned by or paid to such securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. In addition, such securities firm may effect resales through other securities dealers, and customary commissions or concessions to such other dealers may be allowed. Sales of shares may be at negotiated prices, at fixed prices, at market prices or at prices related to market prices then prevailing. Any such sales may be made on The Nasdaq Stock Market's National Market or other exchange on which such shares are traded, in the over-the-counter market, by block trade, in special or other offerings, directly to investors or through a securities firm acting as agent or principal, or a combination of such methods. Any participating securities firm may be indemnified against certain liabilities, including liabilities under the Securities Act of 1933. Any participating securities firm may be deemed to be an underwriter within the meaning of the Securities Act of 1933, and any commission earned by such firm may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

     In connection with resales of the shares sold hereunder, a prospectus supplement, if required, will be filed under Rule 424(b) under the Securities Act of 1933, disclosing the name of the selling stockholder, the participating securities firm, if any, the number of shares involved and other details of such resale to the extent appropriate.

                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon by Nixon, Hargrave, Devans & Doyle LLP, New York, New York, counsel for PSINet. Certain attorneys with Nixon, Hargrave, Devans & Doyle LLP currently own in the aggregate less than one percent of our common stock.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We are incorporating by reference in this prospectus the following documents:

   1. Our annual report on Form 10-K for our fiscal year ended December 31, 1998. This report contains:

        . audited consolidated balance sheets for us and our subsidiaries as of December 31, 1998 and 1997

        . related consolidated statements of operations, of changes in shareholders' equity and of cash flows for the years ended December 31, 1998, 1997 and 1996

   2. Our quarterly report on Form 10-Q for the three month period ended March 31, 1999

   3.   Our current reports on Form 8-K dated

        . April 27, 1999

        . May 7, 1999

        . July 31, 1997 (solely insofar as it relates to our Shareholder Rights
          Agreement dated May 8, 1996, as amended)

        . August 20, 1997

   4. Our registration statement on Form 8-A dated April 7, 1995, as amended (registration no. 0-25812)

   5. Our registration statement on Form 8-A dated June 4, 1996, as amended (registration no. 0-25812)

   6. Our registration statement on Form 8-A dated April 27, 1999, as amended (registration no. 0-25812).

     We are also incorporating by reference in this prospectus all reports and other documents that we file after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of securities under this prospectus. These reports and documents will be incorporated by reference in and considered to be a part of this prospectus as of the date of filing of such reports and documents.

     Any statement contained in this prospectus or in a document which is incorporated by reference herein will be modified or superseded for purposes of this prospectus to the extent that a statement in any document that we file after the date of this prospectus that also is incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded will not, except as so modified or superseded, constitute a part of this prospectus.

     This prospectus incorporates by reference documents which are not presented in this prospectus or delivered to you with it. You may request, and we will send to you, without charge, copies of these documents, other than exhibits to these documents, which we will send to you for a reasonable fee. Requests should be directed to the Office of the Secretary, PSINet Inc., 510 Huntmar Park Drive, Herndon, Virginia 20170 (telephone (703) 904-4100). To obtain timely delivery, you must request the information no later than five business days before you make an investment decision about us.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form S-4 that we filed with the SEC using a "shelf" registration process under the Securities Act of 1933. Under the shelf process, we may, from time to time, issue common stock in one or more offerings up to a total dollar amount of $300 million in connection with acquisitions of other businesses or assets.

     This prospectus and the accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-4, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for a complete description of these matters. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

     This prospectus provides you with a general description of the offered securities. Each time we sell offered securities, we will provide a prospectus supplement that will contain specific information about the term of that offering. The prospectus supplement may also add, update or change any information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have file with the SEC, including the registration statement, at the following SEC public reference rooms:

          Judiciary Plaza            7 World Trade Center          Northwest Atrium Center
       450 Fifth Street, N.W.             Suite 1300               500 West Madison Street
             Room 1024             New York, New York  10048             Suite 1400
       Washington, DC  20549                                       Chicago, Illinois  60661

     You can also obtain copies of filed documents, at prescribed rates, by mail from the Public Reference Section of the SEC at its Judiciary Plaza location, listed above, or by telephone at 1-800-SEC-0330 or electronically through the SEC's Web Site at http://www.sec.gov.

     Our common stock is listed on the Nasdaq National Market under the symbol "PSIX," and our SEC filings can also be read and obtained at the following Nasdaq address:

                            The Nasdaq Stock Market
                                Reports Section
                              1735 K Street, N.W.
                             Washington, D.C. 20006

     We furnish our stockholders with annual reports containing our audited financial statements and with proxy material for our annual meetings complying with the proxy requirements of the Securities Exchange Act of 1934.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Under Sections 721 through 725 of the Business Corporation Law of the State of New York (the "BCL"), the Registrant has broad powers to indemnify its directors, officers and other employees. These sections (1) provide that the statutory indemnification and advancement of expenses provision of the BCL are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action as adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, (2) establish procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or by-laws, or, when authorized by either of the foregoing, set forth in a resolution of the shareholders or directors of an agreement providing for indemnification and advancement of expenses, (3) apply a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful and (4) permit the advancement of litigation expenses upon receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification or to the extent the expenses advanced exceed the indemnification to which the director or officer is entitled. Section 726 of the BCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted.

     As permitted by Section 721 of the BCL, the Registrant's By-laws provide that the Registrant shall indemnify its officers and directors, as such, to the fullest extent permitted by applicable law, and that expenses reasonably incurred by any such officer or director in connection with a threatened or actual action or proceeding shall be advanced or promptly reimbursed by the Registrant in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if and to the extent that it is ultimately determined that such officer or director is not entitled to indemnification.

     Article EIGHTH of the Registrant's Certificate of Incorporation provides that no director of the Registrant shall be held personally liable to the Registrant or its shareholders for damages for any breach of duty in his capacity as a director occurring after authorization of such Article EIGHTH by the shareholders unless a judgment or other final adjudication adverse to him establishes that (1) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or (2) he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (3) his acts violated section 719 of the BCL. The Registrant has entered into Indemnity Agreements with its directors and certain key officers pursuant to which the Registrant generally is obligated to indemnify its directors and such officers to the full extent permitted by the BCL as described above. PSINet also has purchased directors' and officers' liability insurance.

ITEM 21.  EXHIBITS  AND FINANCIAL STATEMENT SCHEDULES.

     The following is a list of all exhibits filed as part of or incorporated by reference in this Registration Statement.

     3.1    Certificate of Incorporation, as amended.

     3.2 Certificate of Amendment of Certificate of Incorporation dated April 25, 1995.

     3.3 Certificate of Amendment of Certificate of Incorporation, dated May 5, 1995.

     3.4 Certificate of Amendment of Certificate of Incorporation, dated November 11, 1995.

     3.5 Certificate of Amendment of Certificate of Incorporation dated May 18, 1996.

     3.6 Certificate of Amendment of Certificate of Incorporation dated as of November 6, 1997.

     3.7 Certificate of Amendment of Certificate of Incorporation dated February 5, 1998.

     3.8 Certificate of Amendment of Certificate of Incorporation dated April 30, 1999.

     3.9    Amended and Restated By-laws of PSINet.

     4.1    Form of 10% Senior Notes due 2005.

     4.2 Indenture dated as of April 13, 1998 between PSINet and Wilmington Trust Company, as trustee.

     4.3 Indenture dated as of November 3, 1998 between PSINet and Wilmington Trust Company, as trustee.

     4.4 First Supplemental Indenture dated as of November 12, 1998 between PSINet and Wilmington Trust Company, as trustee.

     4.5    Form of 11 1/2% Senior Notes due 2008, Series B.

     4.6    Form of Common Stock Certificate.

     4.7    Form of Common Stock Certificate (name change).

     4.8 Form of 6 3/4% Series C Cumulative Convertible Preferred Stock Certificate.

     4.9 Articles Fourth, Fifth, Sixth, Ninth and Tenth of the Certificate of Incorporation of the Company, as amended.

     4.10   Article I of the Amended and Restated By-laws of PSINet, as amended.

     4.11 Form of Rights Agreement, dated as of May 8, 1996, between PSINet and First Chicago Trust Company of New York, as Rights Agent, which includes as Exhibit A--Certificate of Amendment; Exhibit B--Form of Rights Certificate; and Exhibit C--Summary of Rights to Purchase Shares of Preferred Stock.

     4.12 Amendment No. 1, dated as of July 21, 1997, to Rights Agreement, dated as of May 8, 1996, between PSINet and First Chicago Trust Company of New York, as Rights Agent.

     4.13 Amendment No. 2, dated as of July 31, 1997, to Rights Agreement, dated as of May 8, 1996, between PSINet and First Chicago Trust Company of New York, as Rights Agent.

     4.14 Deposit Agreement dated as of May 4, 1999 between PSINet and Wilmington Trust Company, as deposit agent.

     5.1    Opinion of Nixon, Hargrave, Devans & Doyle LLP.**

     10.1 Lease Agreement dated July 1, 1990 between PSINet and Rensselaer Polytechnic Institute, amended by Lease, Renewal Agreement dated as of July 1, 1993, Letter Agreement, dated November 14, 1994 and Letter Agreement dated February 1, 1995.

     10.2 Lease Agreement dated February 8, 1995 between PSINet and Rensselaer Polytechnic Institute.

     10.3 Amendment to Lease Agreement dated July 1, 1995 between PSINet and Rensselaer Polytechnic Institute.

     10.4 Lease Agreement dated as of April 30, 1993 by and between Vingarden Limited Partnership and PSINet.

     10.5 Lease Agreement dated April 1995 by and between Brit Limited Partnership.

     10.6 Sublease dated September 20, 1995 by and between The Medical Sciences Research Institute and PSINet and Lease Agreement dated October 6, 1993 by and between Vingarden Associates Limited Partnership and The Medical Sciences Research Institute.

     10.7 Lease Agreement dated October 31, 1995 between Oakfern Properties Limited and PSINet.

     10.8 Amendment to Deed of 460 Spring Park Technology Center dated as of June 12, 1997 between JBG/Spring Park Limited Partnership and PSINet.

     10.9 Sublease Agreement dated as of June 2, 1997 between Lucas Industries, Inc. and PSINet and Office Lease Agreement between 3B Limited Partnership and Lucas Industries Inc. dated as of September 12, 1989.

     10.10 Sublease Agreement dated January 22, 1998 between PSINet and Unisys Corporation, as amended.

     10.11 Lease Agreement dated February 20, 1998 between PSINet and CarrAmerica Realty Corporation.

     10.12 Lease Agreement dated October 1994 between PSINet and Cascade Communications, Inc.

     10.13 Master Lease Agreement dated July 19, 1994 between PSINet and Technology Credit Corporation.

     10.14 Lease Agreement dated as of July 9, 1993 between Applied Telecommunications Technologies, Inc. and PSINet.

     10.15 Lease Agreement dated as of February 10, 1994 between Applied Telecommunications Technologies, Inc. and PSINet.

     10.16 Lease Agreement dated as of March 14, 1994 between Applied Telecommunications Technologies, Inc. and PSINet.

     10.17 Lease Agreement dated as of June 9, 1994 between Applied Telecommunications Technologies, Inc. and PSINet.

     10.18 Lease Agreement dated as of September 21, 1994 between Applied Telecommunications Technologies, Inc. and PSINet.

     10.19 Master Equipment Lease Agreement dated as of June 23, 1995 between PSINet and Forsythe/McArthur Associates, Inc. ("FMA").

     10.20 Master Lease Line Commitment Agreement dated as of June 23, 1995 between PSINet and FMA.

     10.21 Amendment Agreement dated as of August 1, 1995 between PSINet and Technology Credit Corporation.

     10.22 Master Equipment Lease Agreement No. 620-0004602-000 dated November 1995 between PSINet and Siemens Credit Corporation.

     10.23 Amendment to Master Lease Agreement No. 1753 dated January 26, 1996 between PSINet and Technology Credit Corporation.

     10.24 Master Equipment Lease Agreement dated December 15, 1995 between PSINet and Financing for Science International, Inc.

     10.25 Security Agreement dated as of March 20, 1996 between PSINet and USL Capital Corporation.

     10.26 Master Software/Equipment Lease Agreement dated as of September 20, 1996 between PSINet and LPI Software Funding Group, Inc.

     10.27 Master Lease Agreement dated as of January 27, 1997 between Cascade Communications Corp. and PSINet.

     10.28 Master Equipment/Software Rental Agreement dated as of September 11, 1997 between PSINet and Earthlink Network, Inc. and Change Order Amendment Master Equipment dated as of September 22, 1997.

     10.29 Equipment lease dated as of June 30, 1997 between Royal Bank of Canada and PSINet Limited.

     10.30 Master Lease Agreement dated as of October 10, 1997 between Cisco Systems Capital Corporation and PSINet.

     10.31 Master Lease Agreement No. A212 dated as of October 30, 1997 between 3Com Credit Corporation and PSINet, as amended.

     10.32 Master Lease of Personal Property No. 3402, dated December 12, 1997 between PSINet and Charter Financial, Inc., as amended.

     *10.33 Executive Stock Option Plan of PSINet.

     *10.34 Executive Stock Incentive Plan of PSINet, as amended.

     *10.35 Directors Stock Incentive Plan of PSINet, as amended.

     *10.36 Strategic Stock Incentive Plan of PSINet.

     *10.37 1996 Performance Bonus Plan of PSINet.

     *10.38 InterCon Systems Corporation 1992 Incentive Stock Plan.

     *10.39 InterCon Systems Corporation 1994 Stock Option Plan.

     *10.40 Software Ventures Corporation 1994 Stock Option Plan.

     *10.41 Employment Agreement dated June 21, 1995 between PSINet and David
            N. Kunkel.

     *10.42 Employment Agreement dated February 9, 1996 between PSINet and
            Mary-Ann Carolan.

     *10.43 Employment Agreement dated February 13, 1996 between PSINet and
            Mitchell Levinn.

     *10.44 Employment Agreement dated April 3, 1996 between PSINet and Harold
            S. Wills.

     *10.45 Employment Agreement dated October 1, 1996 between PSINet and
            Edward D. Postal.

     *10.46 Employment Agreement dated October 9, 1996 between PSINet and
            Richard R. Frizalone.

     *10.47 Employment Agreement dated February 12, 1997 between PSINet and
            David L. Hudson.

     *10.48 Employment Agreement dated July 1, 1997 between PSINet and Michael
            Malesardi.

     *10.49 Employment Agreement dated August 2, 1997 between PSINet and
            Anthony Aveta.

     *10.50 Employment Agreement dated August 4, 1997 between PSINet and Harry
            Hobbs.

     *10.51 Employment Agreement dated January 8, 1998 between PSINet and
            William Cripe.

     *10.52 Employment Agreement dated January 18, 1998 between PSINet and
            Kathleen B. Horne.

     *10.53 Employment Agreement dated February 16, 1998 between PSINet and
            John Muleta.

     10.54  Form of Indemnification Agreement.

     10.55 Registration Rights Agreement dated as of June 16, 1995 among PSINet and Stockholders of InterCon Systems Corporation.

     10.56 Registration Rights Agreement dated as of July 11, 1995 among PSINet and Stockholders of Software Ventures Corporation.

     10.57 Registration Rights Agreement made as of September 19, 1996 by and between PSINet and The Chatterjee Management Company.

     10.58 Registration Rights Agreement dated as of November 11, 1997 between PSINet and the purchasers of Series B 8% Convertible Preferred Stock.

     10.59 Registration Rights Agreement dated as of February 25, 1998 between PSINet and IXC Internet Services, Inc.

     10.60 Credit Agreement dated September 29, 1998 among PSINet, the Lenders party thereto, The Chase Manhattan Bank, as Administrative Agent, Fleet National Bank, as Syndication Agent, and The Bank of New York, as Documentation Agent.

     10.61 Guarantee Agreement dated September 29, 1998 among each of the subsidiaries of PSINet party thereto and The Chase Manhattan Bank.

     10.62 Pledge Agreement dated September 29, 1998 among PSINet, each subsidiary of PSINet party thereto and The Chase Manhattan Bank.

     10.63 Security Agreement dated September 29, 1998 among PSINet, each subsidiary of PSINet party thereto and The Chase Manhattan Bank.

     10.64 First Amendment dated as of October 27, 1998 to the Credit Agreement, dated as of September 29, 1998, among PSINet, the Lenders party thereto, The Chase Manhattan Bank, as Administrative Agent, Fleet National Bank, as Syndication Agent, and The Bank of New York, as Documentation Agent.

     10.65 Warrant to purchase up to 25,000 shares of the Series B Preferred of PSINet, at an exercise price of $1.60 per share, registered in the name of William H. Baumer.

     10.66 Warrant to purchase up to 25,000 shares of the Series B Preferred of PSINet, at an exercise price of $1.60 per share, registered in the name of William H. Baumer.

     10.67 Joint Venture Agreement dated as of September 19, 1996 between PSINet and Chatterjee Management Company.

     10.68 Stock Acquisition Agreement, dated as of February 1, 1997, between Ascend Communications, Inc., a Delaware corporation, and PSINet, a New York corporation, with respect to all outstanding capital stock of InterCon Systems Corporation, a Delaware corporation and a wholly-owned subsidiary of PSINet.

     10.69 Asset Purchase Agreement dated as of June 28, 1996 between PSINet and MindSpring Enterprises, Inc.

     10.70 Amendment No. 1 to Asset Purchase Agreement and Network Services Agreement entered into as of June 28, 1996 by and between PSINet and MindSpring Enterprises, Inc.

     10.71 Amendment No. 2 to Asset Purchase Agreement entered into as of September 1, 1996 by and between PSINet and MindSpring Enterprises, Inc.

     10.72 Amendment No. 3 to Asset Purchase Agreement and Amendment No. 1 to Convertible Note entered into as of January 24, 1997 by and between PSINet and MindSpring Enterprises, Inc.

     10.73 Amendment No. 2 to Network Services Agreement entered into as of January 1, 1997 by and between PSINet and MindSpring Enterprises, Inc.

     10.74 IRU and Stock Purchase Agreement dated as of July 22, 1997 between IXC Internet Services, Inc. and PSINet.

     10.75 First Amendment to IRU and Stock Purchase Agreement dated as of July 22, 1997 between IXC Internet Services, Inc. and PSINet.

     10.76 Second Amendment to IRU and Stock Purchase Agreement dated as of July 22, 1997 between IXC Internet Services, Inc. and PSINet.

     10.77 Joint Marketing and Services Agreement dated as of July 22, 1997 between IXC Internet Services Inc. and PSINet.

     10.78 Stock Purchase Agreement dated as of November 11, 1997 between PSINet and the Purchasers of Series B 8% Convertible Preferred Stock.

     10.79 Agreement dated as of November 10, 1997 between iSTAR internet inc. and PSINet.

     10.80 Pre-Acquisition Agreement between PSINet and iSTAR internet inc., dated December 23, 1997.

     10.81 Security Agreement and Assignment dated as of February 25, 1998 between PSINet and IXC Internet Services, Inc.

     10.82 Collocation and Interconnection Agreement between PSINet and IXC Internet Services, Inc.

     10.83 Escrow Agreement, dated as of April 13, 1998, among Wilmington Trust Company (as escrow agent and trustee) and PSINet.

     10.84 Registration Rights Agreement dated as of April 13, 1998 among PSINet and Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Chase Securities Inc.

     10.85 First Amendment to Sublease dated as of March 23, 1998 between Unisys Corporation and PSINet.

     10.86 Share Purchase Agreement dated as of October 1, 1998 among PSINet Japan Inc., a subsidiary of PSINet, Tokyo Internet Corporation and Secom Co., Ltd.

     10.87 Registration Rights Agreement dated as of November 3, 1998 among PSINet and Donaldson, Lufkin & Jenrette Securities Corporation, Chase Securities, Inc. and Morgan Stanley & Co. Incorporated.

     *10.88  Employment Agreement dated June 17, 1998 between PSINet and William
             A. Opet.

     *10.89  Employment Agreement dated July 2, 1998 between PSINet and Robert
             D. Leahy.

     *10.90  Employment Agreement dated September 1, 1998 between PSINet and Chi
             H. Kwan.

     *10.91 Employment Agreement dated September 8, 1998 between PSINet and James A. Haid.

     *10.92 Employment Agreement dated September 30, 1998 between PSINet and Sandy L. Blaisdell.

     *10.93 Employment Agreement dated October 12, 1998 between PSINet and Geoffrey E. Axton.

     *10.94 Employment Agreement dated October 14, 1998 between PSINet and Edward Arnold Davis.

     *10.95 Amendment to Employment Agreement dated October 1, 1998 between PSINet and Harry Hobbs.

     *10.96 Employment Agreement dated November 2, 1998 between PSINet and David J. Kramer.

     *10.97 Employment Agreement dated November 6, 1998 between PSINet and John Walpuck.

     *10.98 Employment Agreement dated November 12, 1998 between PSINet and Lawrence Winkler.

     *10.99 Employment Agreement dated March 19, 1999 between PSINet and Nadir Desai.

     *10.100 Employment Agreement dated April 15, 1999 between PSINet and Leroy
             M. Sloan.

     10.101 Registration Rights Agreement, dated as of November 13, 1998, among PSINet and Donaldson, Lufkin & Jenrette Securities Corporation, Chase Securities Inc. and Morgan Stanley & Co. Incorporated.

     10.102 Second Amendment dated as of November 9, 1998, to the Credit Agreement, dated as of September 29, 1998, among PSINet, the Lenders party thereto, the Chase Manhattan Bank, as Administrative Agent, Fleet National Bank, as Syndication Agent, and The Bank of New York, as Documentation Agent.

     10.103 Master Lease Agreement between PSINet and Technology Credit Corporation No. 1788 dated June 20, 1998.

     10.104 Master Lease Agreement between PSINet and Technology Credit Corporation No. 1789 dated June 20, 1998.

     10.105 Master Loan and Security Agreement No. 3963 between PSINet and Charter Financial Inc. dated September 28, 1998.

     10.106 Lease Agreement dated July 8, 1998 between Ballymore Properties Limited and Cordoba Holdings Limited and Thomas Charles Cembrinck.

     11.1 Calculation of Basic and Diluted Loss Per Share and Weighted Average Shares for the Year Ended December 31, 1998.

     11.2 Calculation of Basic and Diluted Loss Per Share and Weighted Average Shares for the Year Ended December 31, 1997.

     11.3 Calculation of Basic and Diluted Loss Per Share and Weighted Average Shares for the Year Ended December 31, 1996.

     11.4 Calculation of Basic and Diluted Loss Per Share and Weighted Average Shares Used in Calculation for the Three Months Ended March 31, 1999.

     21      Significant subsidiaries of PSINet.

     23.1    Consent of Nixon, Hargrave, Devans & Doyle LLP.**

     23.2    Consent of PricewaterhouseCoopers LLP.

     24 Power of Attorney (set forth on the signature page to this registration statement).

 * Indicates a management contract or compensatory plan or arrangement required to be filed as an Exhibit pursuant to Item 14(a)(3).

 **  To be filed by amendment or pursuant to a Form 8-K.

     FINANCIAL STATEMENTS AND SCHEDULE:

     Financial Statements:

     Our financial statements are incorporated by reference in this registration statement from our annual report on Form 10-K for our fiscal year ended December 31, 1998.

     Financial Statement Schedule:

     II-Valuation and Qualifying Accounts for each of the three years in the period ended December 31, 1998 is incorporated by reference in this registration statement from our annual report on Form 10-K for our fiscal year ended December 31, 1998.

     All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this
          --------  -------
          section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a) (3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (g)  The undersigned Registrant hereby undertakes:

          (1) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities and Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim information.

          (2) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, Commonwealth of Virginia on May 25, 1999.

                              PSINet Inc.

                              By:   /s/ William L. Schrader
                                  --------------------------------------------
                                   William L. Schrader, Chairman and
                                    Chief Executive Officer

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David N. Kunkel, Edward D. Postal, Lawrence Winkler, Michael J. Malesardi and Kathleen B. Horne, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments (including post-effective amendments) to this registration statement and to any registration statement filed pursuant to Rule 462(b), and to file same, with all exhibits thereto and, other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Name                                  Title                             Date
                ----                                  -----                             ----

   /s/  William L. Schrader             Chairman, Chief Executive Officer           May 25, 1999
-------------------------------------   and Director (Principal Executive
        William L. Schrader                         Officer)


   /s/  Harold S. Wills                President, Chief Operating Officer           May 25, 1999
-------------------------------------             and Director
        Harold S. Wills

   /s/  David N. Kunkel                 Executive Vice President, General           May 25, 1999
-------------------------------------         Counsel and Director
        David N. Kunkel

     /s/  Edward D. Postal               Senior Vice President and Chief            May 25, 1999
-------------------------------------     Financial Officer (Principal
          Edward D. Postal                     Financial  Officer)

   /s/  Michael J. Malesardi              Vice President and Controller             May 25, 1999
-------------------------------------    (Principal Accounting Officer)
        Michael J. Malesardi

                Name                                  Title                             Date
                ----                                  -----                             ----

    /s/  William H. Baumer                          Director                        May 25, 1999
-------------------------------------
         William H. Baumer


     /s/  Ralph J. Swett                            Director                        May 25, 1999
-------------------------------------
          Ralph J. Swett

      /s/  Ian P. Sharp                             Director                        May 25, 1999
-------------------------------------
           Ian P. Sharp

                                 EXHIBIT INDEX


EXHIBIT
NUMBER        DESCRIPTION                                           LOCATION
-------       -----------                                           --------

 3.1          Certificate of Incorporation, as amended              Incorporated by reference from Exhibit 3.1 to
                                                                    PSINet's Registration Statement on Form S-1
                                                                    declared effective on May 1, 1995 located under
                                                                    Securities and Exchange Commission File No.
                                                                    33-90154 ("May 1995 Registration Statement")

 3.2          Certificate of Amendment of Certificate of            Incorporated by reference from Exhibit 3.1 to
              Incorporation dated April 25, 1995                    PSINet's Quarterly Report on Form 10-Q for the
                                                                    quarter ended June 30, 1995 located under
                                                                    Securities and Exchange Commission File No.
                                                                    0-25812 ("June 1995 10-Q")

 3.3          Certificate of Amendment of Certificate of            Incorporated by reference from Exhibit 3.2 to
              Incorporation Dated May 5, 1995                       the June 1995 10-Q

 3.4          Certificate of Amendment of Certificate of            Incorporated by reference from Exhibit 3.1 to
              Incorporation Dated November 11, 1995                 PSINet's Quarterly Report on Form 10-Q for the
                                                                    quarter ended September 30, 1995 located under
                                                                    Securities and Exchange Commission File No.
                                                                    0-25812 ("September 1995 10-Q")

 3.5          Certificate of Amendment of Certificate of            Incorporated by reference from Exhibit 3 to
              Incorporation, dated May 18, 1996                     PSINet's Quarterly Report on Form 10-Q for the
                                                                    quarter ended June 30, 1996 located under
                                                                    Securities and Exchange Commission File No.
                                                                    0-25812  ("June 1996 10-Q")

 3.6          Certificate of Amendment of Certificate of            Incorporated by reference from   Exhibit 3.1 to
              Incorporation dated as of November 6, 1997            the September 1997 10-Q

 3.7          Certificate of Amendment of Certificate of            Incorporated by reference from Exhibit 3.7 to
              Incorporation dated February 5, 1998                  PSINet's Annual Report on Form 10-K for the
                                                                    fiscal year ended December 31, 1997 located
                                                                    under Securities and Exchange Commission File
                                                                    No. 0-25812 ("1997 Form 10-K")

 3.8          Certificate of Amendment of Certificate of            Incorporated by reference from Exhibit 3.1 to
              Incorporation dated April 30, 1999                    PSINet's Current Report on Form 8-K dated May
                                                                    7, 1999 located under Securities Exchange
                                                                    Commission File No. 0-25812 ("May 7, 1999 8-K")

 3.9          Amended and Restated By-laws of PSINet                Incorporated by reference from Exhibit 3.8 to
                                                                    PSINet's Annual Report on Form 10-K for the
                                                                    fiscal year ended December 31, 1998 located
                                                                    under Securities and Exchange Commission File
                                                                    No. 0-25812 ("1998 Form 10-K")

 4.1          Form of 10% Senior Notes due 2005                     Incorporated by reference from Exhibit 4.1 to
                                                                    PSINet's Current Report on Form 8-K dated April
                                                                    22, 1998 located under Securities and Exchange
                                                                    Commission File No. 0-25812 ("April 22, 1998
                                                                    8-K")


EXHIBIT
NUMBER        DESCRIPTION                                           LOCATION
-------       -----------                                           --------

 4.2          Indenture dated as of April 13, 1998 between          Incorporated by reference from Exhibit 4.2 to
              PSINet and Wilmington Trust Company, as Trustee       the April 22, 1998 8-K

 4.3          Indenture dated as of November 3, 1998                Incorporated by reference from Exhibit 4.1 to
              between PSINet and Wilmington Trust Company, as       the November 10, 1998 8-K
              trustee

 4.4          First Supplemental Indenture dated as of November     Incorporated by reference from Exhibit 4.1 to
              12, 1998 between PSINet and Wilmington Trust          PSINet's Quarterly Report on Form 10-Q for the
              Company, as trustee                                   quarter ended September 30, 1998 located under
                                                                    Securities and Exchange Commission File No.
                                                                    0-25812 ("September 1998 10-Q")

 4.5          Form of 11 1/2% Senior Notes due 2008, Series B       Incorporated by reference from PSINet's
                                                                    Registration Statement on Form S-4 declared
                                                                    effective on February 16, 1999 located under
                                                                    Securities and Exchange Commission File No.
                                                                    333-68385

 4.6          Form of Common Stock Certificate                      Incorporated by reference from Exhibit 4.1 to
                                                                    the May 1995 Registration Statement

 4.7          Form of Common Stock Certificate (name change)        Incorporated by reference from Exhibit 4.1A to
                                                                    PSINet's Registration Statement on Form S-1
                                                                    declared effective on December 14, 1995 located
                                                                    under Securities and Exchange Commission File
                                                                    No. 33-99610 ("December 1995 Registration
                                                                    Statement")

 4.8          Form of 6 3/4% Series C Cumulative Convertible        Incorporated by reference from Exhibit 4.1 to
              Preferred Stock Certificate                           the May 7, 1999 8-K

 4.9          Articles Fourth, Fifth, Sixth, Ninth and Tenth of     See Exhibits 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7
              the Certificate of Incorporation of PSINet, as
              amended

 4.10         Article I of the Amended and Restated By-laws of      See Exhibit 3.9
              PSINet, as amended

 4.11         Forms of Rights Agreement, dated as of May 8, 1996,   Incorporated by reference from Exhibit 1 to
              between PSINet and First Chicago Trust Company of     PSINet's Registration Statement on Form 8-A
              New York, as Rights Agent, which includes as          dated June 3, 1996 located under Securities and
              Exhibit A - Certificate of Amendment; Exhibit B -     Exchange Commission File No. 0-25812
              Form of Rights Certificate; and Exhibit C - Summary
              of Rights to Purchase Shares of Preferred Stock

 4.12         Amendment No. 1, dated as of July 21, 1997, to        Incorporated by reference from Exhibit 4.1.1 to
              Rights Agreement, dated as of May 8, 1996, between    PSINet's Current Report on Form 8-K dated
              PSINet and First Chicago Trust Company of New York,   August 1, 1997 located under Securities and
              as Rights Agent.                                      Exchange Commission File No. 0-25812


EXHIBIT
NUMBER        DESCRIPTION                                           LOCATION
-------       -----------                                           --------

 4.13         Amendment No. 2, dated as of July 31, 1997, to        Incorporated by reference from Exhibit 4.1.2 to
              Rights Agreement, dated as of May 8, 1996, between    PSINet's Current Report on Form 8-K dated
              PSINet and First Chicago Trust Company of New York,   August 20, 1997 located under Securities and
              as Rights Agent.                                      Exchange Commission File No. 0-25812

 4.14         Deposit Agreement dated as of May 4, 1999 between     Incorporated by reference from Exhibit 4.2 to
              PSINet and Wilmington Trust Company, as deposit       the May 7, 1999 8-K
              agent

 5.1          Opinion of Nixon, Hargrave, Devans & Doyle LLP        **

10.1          Lease Agreement dated July 1, 1990 between PSINet     Incorporated by reference from Exhibit 10.1 to
              and Rensselaer Polytechnic Institute, amended by      the May 1995 Registration Statement
              Lease Renewal Agreement dated as of July 1, 1993,
              Letter Agreement dated November 14, 1994 and Letter
              Agreement dated February 1, 1995

10.2          Lease Agreement dated February 8, 1995 between        Incorporated by reference from Exhibit 10.2 to
              PSINet and Rensselaer Polytechnic Institute           the May 1995 Registration Statement

10.3          Amendment to Lease Agreement dated July 1, 1995       Incorporated by reference from Exhibit 10.2A to
              between PSINet and Rensselaer Polytechnic Institute   the December 1995 Registration Statement

10.4          Lease Agreement dated as of April 30, 1993 by and     Incorporated by reference from Exhibit 10.3 to
              between Vingarden Limited Partnership and PSINet      the May 1995 Registration Statement

10.5          Lease Agreement dated April 1995 by and between       Incorporated by reference from by Exhibit 10.3A
              Brit Limited Partnership and PSINet                   to the December 1995 Registration Statement

10.6          Sublease dated September 20, 1995 by and between      Incorporated by reference from Exhibit 10.3B to
              The Medical Sciences Research Institute and PSINet    the December 1995 Registration Statement
              and Lease Agreement dated October 6, 1993 by and
              between Vingarden Associates Limited Partnership
              and The Medical Sciences Research Institute

10.7          Lease Agreement dated October 31, 1995 between        Incorporated by reference from Exhibit 10.4A to
              Oakfern Properties Limited and PSINet                 the December 1995 Registration Statement

10.8          Amendment to Deed of 460 Spring Park Technology       Incorporated by reference from Exhibit 10.1 to
              Center dated as of June 12, 1997 between JBG/         the September 1997 Form 10-Q
              Spring Park Limited Partnership and PSINet

10.9          Sublease Agreement dated as of June 2, 1997 between   Incorporated by reference from Exhibit 10.2 to
              Lucas Industries, Inc. and PSINet and Office Lease    the September 1997 10-Q
              Agreement between 3B Limited Partnership and Lucas
              Industries Inc. dated as of September 12, 1989


EXHIBIT
NUMBER        DESCRIPTION                                           LOCATION
-------       -----------                                           --------

10.10         Sublease Agreement dated January 22, 1998 between     Incorporated by reference from Exhibit 10.9 to
              PSINet and Unisys Corporation, as amended             the 1997 Form 10-K

10.11         Lease Agreement dated February 20, 1998 between       Incorporated by reference from Exhibit 10.11 to
              PSINet and CarrAmerica Realty Corporation             the 1997 Form 10-K

10.12         Lease Agreement dated October 1994 between PSINet     Incorporated by reference from Exhibit 10.4 to
              and Cascade Communications, Inc.                      the May 1995 Registration Statement

10.13         Master Lease Agreement dated July 19, 1994 between    Incorporated by reference from Exhibit 10.5 to
              PSINet and Technology Credit Corporation              the May 1995 Registration Statement

10.14         Lease Agreement dated as of July 9, 1993 between      Incorporated by reference from Exhibit 10.6 to
              Applied Telecommunications Technologies, Inc. and     the May 1995 Registration Statement
              PSINet

10.15         Lease Agreement dated as of February 10, 1994         Incorporated by reference from Exhibit 10.7F to
              between Applied Telecommunications Technologies,      the December 1995 Registration Statement
              Inc. and PSINet

10.16         Lease Agreement dated as of March 14, 1994 between    Incorporated by reference from Exhibit 10.7G to
              Applied Telecommunications Technologies, Inc. and     the December 1995 Registration Statement
              PSINet

10.17         Lease Agreement dated as of June 9, 1994 between      Incorporated by reference from Exhibit 10.7H to
              Applied Telecommunications Technologies, Inc. and     the December 1995 Registration Statement
              PSINet

10.18         Lease Agreement dated as of September 21, 1994        Incorporated by reference from Exhibit 10.7 to
              between Applied Telecommunications Technologies,      the May 1995 Registration Statement
              Inc. and PSINet

10.19         Master Equipment Lease Agreement dated as of June     Incorporated by reference from Exhibit 10.1 to
              23, 1995 between PSINet and Forsythe/McArthur         the September 1995 10-Q
              Associates, Inc. ("FMA")

10.20         Master Lease Line Commitment Agreement dated as of    Incorporated by reference from Exhibit 10.2 to
              June 23, 1995 between PSINet and FMA                  the September 1995 10-Q

10.21         Amendment Agreement dated as of August 1, 1995        Incorporated by reference from Exhibit 10.8 to
              between PSINet and Technology Credit Corporation      the September 1995 10-Q

10.22         Master Equipment Lease Agreement No.                  Incorporated by reference from Exhibit 10.44A
              620-0004602-000 dated November 1995 between PSINet    to the December 1995 Registration Statement
              and Siemens Credit Corporation


EXHIBIT
NUMBER        DESCRIPTION                                           LOCATION
-------       -----------                                           --------

10.23         Amendment to Master Lease Agreement No. 1753 dated    Incorporated by reference from Exhibit 10.77 to
              January 26, 1996 between PSINet and Technology        PSINet's Annual Report on Form 10-K for the
              Credit Corporation                                    fiscal year ended December 31, 1995 located
                                                                    under the Securities and Exchange Commission
                                                                    File No. 0-25812 ("1995 Form 10-K")

10.24         Master Equipment Lease Agreement dated December 15,   Incorporated by reference from Exhibit 10.78 to
              1995 between PSINet and Financing for Science         the 1995 Form 10-K
              International, Inc.

10.25         Security Agreement dated as of March 20, 1996         Incorporated by reference from Exhibit 10.79 to
              between PSINet and USL Capital Corporation            the 1995 Form 10-K

10.26         Master Software/Equipment Lease Agreement dated as    Incorporated by reference from Exhibit 10.4 to
              of September 20, 1996 between PSINet and LPI          PSINet's Quarterly Report on Form 10-Q for the
              Software Funding Group, Inc.                          quarter ended September 30, 1996 located under
                                                                    Securities and Exchange Commission File No.
                                                                    0-25812 ("September 1996 10-Q")

10.27         Master Lease Agreement dated as of January 27, 1997   Incorporated by reference from Exhibit 10.77 to
              between Cascade Communications Corp. and PSINet       PSINet's Annual Report on Form 10-K for the
                                                                    fiscal year ended December 31, 1996 located
                                                                    under Securities and Exchange Commission File
                                                                    No. O-25812 ("1996 Form 10-K")

10.28         Master Equipment/Software Rental Agreement dated as   Incorporated by reference from Exhibit 10.3 to
              of September 11, 1997 between PSINet and Earthlink    the September 1997 10-Q
              Network, Inc. and Change Order Amendment Master
              Equipment dated as of September 22, 1997

10.29         Equipment lease dated as of June 30, 1997 between     Incorporated by reference from Exhibit 10.4 to
              Royal Bank of Canada and PSINet Limited               the September 1997 10-Q

10.30         Master Lease Agreement dated as                       Incorporated by reference from Exhibit 10.4 to
              Of October 10, 1997 between Cisco Systems Capital     the September 1997 Form 10-Q
              Corporation and PSINet

10.31         Master Lease Agreement No. A212 between 3Com Credit   Incorporated by reference from dated as of
              Corporation and PSINet, as amended                    October 30, 1997 Exhibit 10.31 to the 1997 Form
                                                                    10-K

10.32         Master Lease of Personal Property No. 3402, dated     Incorporated by reference from Exhibit 10.32 to
              December 12, 1997 between PSINet and Charter          the 1997 Form 10-K
              Financial, Inc., as amended

10.33  *      Executive Stock Option Plan of                        Incorporated by reference from Exhibit 10.10 to
              PSINet                                                the May 1995 Registration Statement


EXHIBIT
NUMBER        DESCRIPTION                                           LOCATION
-------       -----------                                           --------

10.34  *      Executive Stock Incentive Plan of PSINet, as amended  Incorporated by reference from Exhibit 10.12 to the December 1995 Registration Statement

10.35  *      Directors Stock Incentive Plan of PSINet, as amended  Incorporated by reference from Exhibit 10.13 to the December 1995 Registration Statement

10.36  *      Strategic Stock Incentive Plan of PSINet              Incorporated by reference from Exhibit 10 to
                                                                    the June 1995 10-Q

10.37  *      1996 Performance Bonus Plan of PSINet                 Incorporated by reference from Exhibit 10.25 to
                                                                    the 1996 Form 10- K

10.38  *      InterCon Systems Corporation 1992 Incentive Stock     Incorporated by reference from Exhibit 99.1 to
              Plan                                                  PSINet's Registration Statement on Form S-8
                                                                    which became effective on October 18, 1995
                                                                    located under Securities  Exchange Commission
                                                                    File No. 33-98316 ("S-8 No. 16")

10.39  *      InterCon Systems Corporation 1994 Stock Option Plan   Incorporated by reference from Exhibit 99.2 to
                                                                    the S-8 No. 16

10.40  *      Software Ventures Corporation 1994 Stock Option Plan  Incorporated by reference from Exhibit 99 to
                                                                    PSINet's Registration Statement on Form S-8
                                                                    which became effective on October 18, 1995
                                                                    located under Securities and Exchange
                                                                    Commission File No. 33-98314

10.41  *      Employment Agreement dated February 9, 1996 between   Incorporated by reference from Exhibit 10.42 to
              PSINet and Mary-Ann Carolan                           the 1995 Form 10-K

10.42  *      Employment Agreement dated February 13, 1996          Incorporated by reference from Exhibit 10.19 to
              between PSINet and Mitchell Levinn                    the 1995 10-K

10.43  *      Employment Agreement dated October 9, 1996 between    Incorporated by reference from Exhibit 10.3 to
              PSINet and Richard R. Frizalone                       the September 1996 10-Q

10.44  *      Employment Agreement dated February 12, 1997          Incorporated by reference from Exhibit 10.78 to
              between PSINet and David L. Hudson                    the 1996 Form 10-K


EXHIBIT
NUMBER        DESCRIPTION                                           LOCATION
-------       -----------                                           --------

10.45  *      Employment Agreement dated July 1, 1997 between       Incorporated by reference from Exhibit 10.5 to
              PSINet and Michael Malesardi                          the September 1997 10-Q

10.46  *      Employment Agreement dated August 2, 1997 between     Incorporated by reference from Exhibit 10.6 to
              PSINet and Anthony Aveta                              the September 1997 10-Q

10.47  *      Employment Agreement dated August 4, 1997 between     Incorporated by reference from Exhibit 10.7 to
              PSINet and Harry Hobbs                                the September 1997 10-Q

10.48  *      Employment Agreement dated January 8, 1998 between    Incorporated by reference from Exhibit 10.52 to
              PSINet and William Cripe                              the 1997 Form 10-K

10.49  *      Employment Agreement dated January 18, 1998 between   Incorporated by reference from Exhibit 10.53 to
              PSINet and Kathleen B. Horne                          the 1997 Form 10-K

10.50  *      Employment Agreement dated February 16, 1998          Incorporated by reference from Exhibit 10.54 to
              between PSINet and John Muleta                        the 1997 Form 10-K

10.51  *      Employment Agreement dated October 16, 1998           Incorporated by reference from Exhibit 10.57 to
              between PSINet and Harold S. Wills                    the 1998 Form 10-K

10.52  *      Employment Agreement dated October 16, 1996           Incorporated by reference from Exhibit 10.58 to
              between PSINet and Edward D. Postal                   the 1998 Form 10-K

10.53  *      Employment Agreement dated October 16, 1998           Incorporated by reference from Exhibit 10.59 to
              between PSINet and David N. Kunkel                    the 1998 Form 10-K

10.54         Form of Indemnification Agreement                     Incorporated by reference from Exhibit 10.21 to
                                                                    the May 1995 Registration Statement

10.55         Registration Rights Agreement dated as of June 16,    Incorporated by reference from Exhibit  10.39
              1995 among PSINet and Stockholders of InterCon        to the December 1995 Registration Statement
              Systems Corporation

10.56         Registration Rights Agreement dated as of July 11,    Incorporated by reference from Exhibit  10.40
              1995 among PSINet and Stockholders of Software        to the December 1995 Registration Statement
              Ventures Corporation

10.57         Registration Rights Agreement made as of September    Incorporated by reference from Exhibit  10.1 to
              19, 1996 by and between PSINet and The Chatterjee     the September 1996 10-Q
              Management Company

10.58         Registration Rights Agreement dated as of November    Incorporated by reference from Exhibit 10.10 to
              11, 1997 between PSINet and the purchasers of         the September 1997 10-Q
              Series B 8% Convertible Preferred Stock

10.59         Registration Rights Agreement dated as of February    Incorporated by reference from Exhibit 10.62 to
              25, 1998 between PSINet and IXC Internet Services,    the 1997 Form 10-K
              Inc.

10.60         Credit Agreement dated September 29, 1998 among       Incorporated by reference from Exhibit 2.2 to
              PSINet, the Lenders party thereto, The Chase          PSINet's October 16, 1998 8-K
              Manhattan Bank, as Administrative Agent, Fleet
              National Bank, as Syndication Agent, and The Bank
              of New York as Documentation Agent

10.61         Guarantee Agreement dated September 29, 1998 among    Incorporated by reference from Exhibit 2.3 to
              each of the subsidiaries of PSINet party thereto      the October 16, 1998 8-K
              and The Chase Manhattan Bank


EXHIBIT
NUMBER        DESCRIPTION                                           LOCATION
-------       -----------                                           --------

10.62         Pledge Agreement dated September 29, 1998 among       Incorporated by reference from Exhibit 2.4 to
              PSINet, each subsidiary of PSINet party thereto and   the October 16, 1998 8-K
              The Chase Manhattan Bank

10.63         Security Agreement dated September 29, 1998 among     Incorporated by reference from Exhibit 2.5 to
              PSINet, each subsidiary of PSINet party thereto and   the October 16, 1998 8-K
              The Chase Manhattan Bank

10.64         First Amendment dated as of October 27, 1998 to the   Incorporated by reference from Exhibit 10.2 to
              Credit Agreement dated as of September 29, 1998,      the November 10, 1998 8-K
              among PSINet, the Lenders party thereto, The Chase
              Manhattan Bank, as Administrative Agent, Fleet
              National Bank, as Syndication Agent, and the Bank
              of New York, as Documentation Agent

10.65         Warrant to purchase up to 25,000 shares of the        Incorporated by reference from Exhibit 10.39 to
              Series B Preferred of PSINet, at an exercise price    the May 1995 Registration Statement
              of $1.60 per share, registered in the name of
              William H. Baumer

10.66         Warrant to purchase up to 25,000 shares of the        Incorporated by reference from Exhibit 10.40 to
              Series B Preferred of PSINet, at an exercise price    the May 1995 Registration Statement
              of $1.60 per share, registered in the name of
              William H. Baumer

10.67         Joint Venture Agreement dated as of September 19,     Incorporated by reference from Exhibit 2 to
              1996 between PSINet and Chatterjee Management         Amendment No. 1 to PSINet's Quarterly Report on
              Company                                               Form 10-Q for the quarter ended September 30,
                                                                    1996 located under Securities and Exchange
                                                                    Commission File No. 0-25812

10.68         Stock Acquisition Agreement, dated as of February     Incorporated by reference from Exhibit 2 to
              1, 1997, between Ascend Communications, Inc. and      PSINet's Current Report on Form 8-K dated
              PSINet with respect to all outstanding capital        February 14, 1997 located under Securities and
              stock of InterCon Systems Corporation, a Delaware     Exchange Commission File No. 0-25812
              corporation and a wholly-owned subsidiary of PSINet

10.69         Asset Purchase Agreement dated as of June 28, 1996    Incorporated by reference from Exhibit 2 to the
              between PSINet and MindSpring Enterprises, Inc.       June 1996 10-Q

10.70         Amendment No. 1 to Asset Purchase Agreement and       Incorporated by reference from Exhibit 2 to the
              Network Services Agreement entered into as of June    September 1996 10-Q
              28, 1996 by and between PSINet and MindSpring
              Enterprises, Inc.

10.71         Amendment No. 2 to Asset Purchase Agreement entered   Incorporated by reference from Exhibit 10.8 to
              into as of September 1, 1996 by and between PSINet    the September 1996 10-Q
              and MindSpring Enterprises, Inc.


EXHIBIT
NUMBER        DESCRIPTION                                           LOCATION
-------       -----------                                           --------

10.72         Amendment No. 3 to Asset Purchase Agreement and       Incorporated by reference from Exhibit 10.74 to
              Amendment No. 1 to  Convertible Note entered into     the 1996 Form 10-K
              as of January 24, 1997 by and between PSINet and
              MindSpring Enterprises, Inc.

10.73         Amendment No. 2 to Network Services Agreement         Incorporated by reference from Exhibit 10.75 to
              entered in as of January 1, 1997 by and between       the 1996 Form 10-K
              PSINet and MindSpring Enterprises, Inc.

10.74         IRU and Stock Purchase Agreement dated as of July     Incorporated by reference from Exhibit 2.1 to
              22, 1997 between IXC Internet Services, Inc. and      the June 1997 10-Q/A2
              PSINet

10.75         First Amendment to IRU and Stock Purchase Agreement   Incorporated by reference from Exhibit A to
              dated as of July 22, 1997 between IXC Internet        PSINet's December 1997 Proxy Statement
              Services, Inc. and PSINet

10.76         Second Amendment to IRU and Stock Purchase            Incorporated by reference from Exhibit A to the
              Agreement dated as of July 22, 1997 between IXC       December 1997 Proxy Statement
              Internet Services, Inc. and PSINet

10.77         Joint Marketing and Services Agreement dated as of    Incorporated by reference from Exhibit 10.1 to
              July 22,  1997 between IXC Internet Services, Inc.    Amendment No. 1 to PSINet's Quarterly Report on
              and PSINet                                            Form 10-Q for the quarter ended June 30, 1996
                                                                    located under Securities and Exchange
                                                                    Commission File no. 0-25812

10.78         Stock Purchase Agreement dated as of November 11,     Incorporated by reference from Exhibit 10.9 to
              1997 between PSINet and the Purchasers of its         the September 1997 10-Q
              Series B 8% Convertible Preferred Stock

10.79         Agreement dated as of November 10, 1997 between       Incorporated by reference from Exhibit 2 to the
              iSTAR internet inc. and PSINet                        September 1997 10-Q

10.80         Pre-Acquisition Agreement between PSINet and iSTAR    Incorporated by reference from Exhibit 10.1 to
              internet inc., dated December 23, 1997                the January 7, 1998 8-K

10.81         Security Agreement and Assignment dated as of         Incorporated by reference from Exhibit 10.95 to
              February 25, 1998 between PSINet and IXC Internet     the 1997 Form 10-K
              Services, Inc.

10.82         Collocation and Interconnection Agreement between     Incorporated by reference from Exhibit 10.96 to
              PSINet and IXC Internet Services, Inc.                the 1997 Form 10-K

10.83         Escrow Agreement, dated as of  April 13, 1998,        Incorporated by reference from Exhibit 10.2 to
              among Wilmington Trust Company (as escrow agent and   the April 22, 1998 8-K
              trustee) and PSINet.

10.84         Registration Rights Agreement dated as of April 13,   Incorporated by reference from Exhibit 10.1 to
              1998 among PSINet and Donaldson, Lufkin & Jenrette    the April 22, 1998 8-K
              Securities Corporation, Merrill Lynch, Pierce,
              Fenner & Smith Incorporated, and Chase Securities,
              Inc.


EXHIBIT
NUMBER        DESCRIPTION                                           LOCATION
-------       -----------                                           --------

10.85         First Amendment to Sublease dated as of March 23,     Incorporated by reference from Exhibit 10.99 to
              1998 between Unisys Corporation and PSINet            PSINet's Registration Statement on Form S-4
                                                                    declared effective on May 7, 1998 located under
                                                                    the Securities and Exchange Commission File
                                                                    No. 333-51491 ("May 1998
                                                                    Registration Statement")

10.86         Share Purchase Agreement dated as of October 1,       Incorporated by reference from Exhibit 2.1 to
              1998 among PSINet Japan Inc., a subsidiary of         the October 16, 1998 8-K
              PSINet, Tokyo Internet Corporation and Secom Co.,
              Ltd.

10.87         Registration Rights Agreement dated as of November    Incorporated by reference from Exhibit 10.1 to
              3, 1998 among PSINet and Donaldson, Lufkin and        the November 10, 1998 8-K
              Jenrette Securities Corporation, Chase Securities,
              Inc. and Morgan Stanley & Co. Incorporated

10.88  *      Employment Agreement dated June 17, 1998 between      Incorporated by reference from Exhibit 10.1 to
              PSINet and William A. Opet                            PSINet's Quarterly Report on Form 10-Q for the
                                                                    quarter ended June 30, 1998 located under
                                                                    Securities and Exchange Commission File No.
                                                                    0-25812 ("June 1998 10-Q")

10.89  *      Employment Agreement dated July 2, 1998 between       Incorporated by reference from Exhibit 10.2 to
              PSINet and Robert D. Leahy                            the June 1998 10-Q

10.90  *      Employment Agreement dated September 1, 1998          Incorporated by reference from Exhibit 10.8 to
              between PSINet and Chi H. Kwan                        the September 1998 10-Q

10.91  *      Employment Agreement dated September 8, 1998          Incorporated by reference from Exhibit 10.5 to
              between PSINet and James A. Haid                      the September 1998 10-Q

10.92  *      Employment Agreement dated September 30, 1998         Incorporated by reference from Exhibit 10.3 to
              between PSINet and Sandy L. Blaisdell                 the September 1998 10-Q

10.93  *      Employment Agreement dated October 12, 1998 between   Incorporated by reference from Exhibit 10.2 to
              PSINet and Geoffrey E. Axton                          the September 1998 10-Q

10.94  *      Employment Agreement dated October 14, 1998 between   Incorporated by reference from Exhibit 10.4 to
              PSINet and Edward Arnold Davis                        the September 1998 10-Q

10.95  *      Amendment to Employment Agreement dated October 1,    Incorporated by reference from Exhibit 10.6 to
              1998 between PSINet and Harry Hobbs                   the September 1998 10-Q

10.96  *      Employment Agreement dated November 2, 1998 between   Incorporated by reference from Exhibit 10.7 to
              PSINet and David J. Kramer                            the September 1998 10-Q

10.97  *      Employment Agreement dated November 6, 1998 between   Incorporated by reference from Exhibit 10.9 to
              PSINet and John Walpuck                               the September 1998 10-Q


EXHIBIT
NUMBER        DESCRIPTION                                           LOCATION
-------       -----------                                           --------

10.98  *      Employment Agreement dated November 12, 1998          Incorporated by reference from Exhibit 10.10 to
              between PSINet and Lawrence Winkler                   the September 1998 10-Q

10.99         Employment Agreement dated March 19, 1999 between     Incorporated by reference from Exhibit 10.1 to
              PSINet and Nadir Desai                                PSINet's Current Report on Form 8-K dated April
                                                                    27, 1999 located under Securities Exchange
                                                                    Commission File No. 0-25812 ("April 27, 1999
                                                                    8-K")

10.100        Employment Agreement dated April 15, 1999 between     Incorporated by reference from Exhibit 10.1 to
              PSINet and Leroy M. Sloan                             PSINet's Quarterly Report on Form 10-Q for the
                                                                    quarter ended March 31, 1999 located under the
                                                                    Securities and Exchange Commission File No.
                                                                    0-25812  ("March 31, 1999 10-Q")

10.101        Registration Rights Agreement, dated as of November   Incorporated by reference from Exhibit 4.3 to
              13, 1998, among PSINet and Donaldson Lufkin &         the September 1998 10-Q
              Jenrette Securities Corporation, Chase Securities
              Inc. and Morgan Stanley & Co. Incorporated

10.102        Second Amendment dated as of November 9, 1998, to     Incorporated by reference from Exhibit 10.1 to
              the Credit Agreement, dated as of September 29,       the September 1998 10-Q
              1998, among PSINet, the Lenders party thereto, the
              Chase Manhattan Bank, as Administrative Agent,
              Fleet National Bank, as Syndication Agent, and The
              Bank of New York, as Documentation Agent

10.103        Master Lease Agreement between PSINet and             Incorporated by reference from Exhibit 10.11 to
              Technology Credit Corporation No. 1788 dated June     the September 1998 10-Q
              20, 1998

10.104        Master Lease Agreement between PSINet and             Incorporated by reference from Exhibit 10.12 to
              Technology Credit Corporation No. 1789 dated June     the September 1998 10-Q
              20, 1998

10.105        Master Loan and Security Agreement No. 3963 between   Incorporated by reference from Exhibit 10.13 to
              PSINet and Charter Financial Inc. dated September     the September 1998 10-Q
              28, 1998

10.106        Lease Agreement dated July 8, 1998 between            Incorporated by reference from Exhibit 10.2 to
              Ballymore Properties Limited and Cordoba Holdings     the April 27, 1999 8-K
              Limited and Thomas Charles Cembrinck

 11.1         Calculation of Basic and Diluted Loss Per Share and   Incorporated by reference from Exhibit 11.1 to
              Weighted Average Shares for the Year Ended December   the 1998 Form 10-K
              31, 1998

 11.2         Calculation of Basic and Diluted Loss Per Share and   Incorporated by reference from Exhibit 11.2 to
              Weighted Average Shares for the Year Ended December   the 1998 Form 10-K
              31, 1997


EXHIBIT
NUMBER        DESCRIPTION                                           LOCATION
-------       -----------                                           --------

 11.3         Calculation of Basic and Diluted Loss Per Share and   Incorporated by reference from Exhibit 11.3 to
              Weighted Average Shares for the Year Ended December   the 1998 Form 10-K
              31, 1996

 11.4         Calculation of Basic and Diluted Loss Per Share and   Incorporated by reference from Exhibit 11.1 to
              Weighted Average Shares Used in Calculation for the   the March 31, 1999 10-Q
              Three Months Ended March 31, 1999

 21           Significant subsidiaries of PSINet                    Incorporated by reference from Exhibit 21 to
                                                                    the 1998 Form 10-K

 23.1         Consent of Nixon, Hargrave, Devans & Doyle LLP        Contained in Exhibit 5.1

 23.2         Consent of PricewaterhouseCoopers LLP                 Filed herewith

 24           Power of Attorney                                     Set forth on the signature page to this
                                                                    registration statement

----------
* Indicates a management contract or compensatory plan or arrangement required to be filed as an Exhibit pursuant to Item 14(a)(3).

**  To be filed by amendment or pursuant to a Form 8-K.